UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2010

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Items 2.03 and 3.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Material Modification to Rights of Security Holders

Effective June 30, 2010, Ballantyne Strong, Inc. (the “Company”) entered into a $20 million Revolving Credit Agreement and Note, each effective as of June 30, 2010, with Wells Fargo Bank, N.A. (collectively, the “Revolving Credit Agreement”). The Company may request an increase in the Revolving Credit Agreement by up to an additional $5 million; however, any advances on the additional $5 million are subject to approval of Wells Fargo, N.A. The borrowings from the Revolving Credit Agreement will primarily be used for working capital purposes and for other general corporate purposes.  The Company’s accounts receivable, general intangibles and inventory secure the Revolving Credit Agreement.

Borrowings under the Revolving Credit Agreement bear interest at a rate equal to LIBOR plus 125 basis points. Interest is repaid on a monthly basis. The Company will pay a fee of 0.15% per annum on any unused portion. The Revolving Credit Agreement expires on June 30, 2011 at which time all unpaid principal and interest is due.

The Revolving Credit Agreement contains certain covenants, including those relating to the Company’s financial condition and limitations on the ability of the Company to pay dividends. The primary financial condition covenant pertains to the Company maintaining a minimum net profit before taxes plus or minus non-cash equity in income of the Digital Link II LLC joint venture, plus any non-cash charges related to the legacy film projector business, of $1, measured quarterly, on a rolling 4-quarter basis.  Other covenants pertain to items such as limits on incurring additional debt or lease obligations, limits on issuing guarantees and certain limits on loans, advances and investments with third parties. Upon the occurrence of any event of default specified in the Revolving Credit Agreement, including a change in control of the Company (as defined in the Revolving Credit Agreement), all amounts due there under may be declared to be immediately due and payable. No amounts are currently outstanding on the Revolving Credit Agreement.

This summary is qualified entirely by reference to the Revolving Credit Agreement, which is included with this Report as Exhibits 4.1 and 4.2.

The Company previously was a party to a revolving credit facility with First National Bank of Omaha. This revolving credit facility expired on July 1, 2010.

Item 9.01      Financial Statements and Exhibits

4.1                 Credit Agreement, dated June 30, 2010, by and between the Company and Wells Fargo Bank, N.A.

4.2                 Revolving Line of Credit Note, dated June 30, 2010, by and between the Company and Wells Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: July 7, 2010	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer